FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.





AS OF DECEMBER 31, 1995



(Unaudited)



Pages 1 through 5
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
CINERGY CORP.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OPERATING EXPENSES
  Other operation                                          $781   $                            $781
  Income taxes                                             (488)                               (488)
  Taxes other than income taxes                              84                                  84
                                                            377                 -               377

OPERATING LOSS                                             (377)                -              (377)

OTHER INCOME AND EXPENSES - NET
  Equity in earnings of subsidiaries                    349,086          (139,344)          209,742
  Income taxes                                              537                                 537
  Other - net                                              (211)                               (211)
                                                        349,412          (139,344)          210,068

INCOME BEFORE INTEREST                                  349,035          (139,344)          209,691

INTEREST                                                  1,853                               1,853

NET INCOME                                              347,182          (139,344)          207,838

AVERAGE COMMON SHARES OUTSTANDING                       156,620             7,000           163,620

EARNINGS PER COMMON SHARE                                 $2.22                               $1.27

DIVIDENDS DECLARED PER COMMON SHARE                       $1.72
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
CINERGY CORP.
PRO FORMA BALANCE SHEET
AT DECEMBER 31, 1995

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
CURRENT ASSETS
  Cash and temporary cash investments                      $592   $                            $592
  Accounts receivable                                    26,955                              26,955
                                                         27,547                 -            27,547

OTHER ASSETS
  Investment in subsidiaries                          2,563,727            75,031         2,638,758
  Other                                                     (10)                                (10)
                                                      2,563,717            75,031         2,638,748

                                                     $2,591,264           $75,031        $2,666,295

CAPITALIZATION AND LIABILITIES

COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,670,141 Actual
      and 164,670,141 Pro Forma                          $1,577               $70            $1,647
  Paid-in capital                                     1,597,050           214,305         1,811,355
  Retained earnings                                     950,216          (139,344)          810,872
    Total common stock equity                         2,548,843            75,031         2,623,874

    Total capitalization                              2,548,843            75,031         2,623,874

CURRENT LIABILITIES
  Accounts payable                                       42,481                              42,481
  Accrued taxes                                             197                                 197
                                                         42,678                 -            42,678

OTHER LIABILITIES
  Deferred income taxes                                    (258)                               (258)
  Other                                                       1                                   1
                                                           (257)                -              (257)

                                                     $2,591,264           $75,031        $2,666,295
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CINERGY CORP.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)

BALANCE DECEMBER 31, 1994                              $877,061   $                        $877,061

  Net income                                            347,182          (139,344)          207,838
  Dividends on common stock                            (268,851)                           (268,851)
  Other                                                  (5,176)                             (5,176)

BALANCE DECEMBER 31, 1995                              $950,216         ($139,344)         $810,872
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CINERGY CORP.

Pro Forma Journal Entries to Give Effect to the
Issuance of 7,000,000 Shares of Common Stock, $.01 Par Value Per Share




Entry No. 1

Investment in subsidiaries                                           $214,375,000
  Common stock                                                                              $70,000
  Paid-in capital                                                                       214,305,000

To record the issuance of 7,000,000 shares of common stock under the Cinergy Corp. 1996 Long-term Incentive Compensation Plan, at the December 31, 1995, close price of $30-5/8 per share.

Entry No. 2

Equity in earnings of subsidiaries                                   $139,343,750
  Investment in subsidiaries                                                           $139,343,750

To record the reduction in net income of subsidiaries due to increased operation expenses.
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